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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 33-61723 on Form S-3 and Registration Statement Nos. 2-99494 (as amended through Post-Effective Amendment No. 4 thereto), 33-27122, 33-32662, 33-62917, 33-63777 and 33-64497, all on Form S-8, of our reports dated October 31, 1995 appearing in and incorporated by reference in the Annual Report on Form 10-K of Rockwell International Corporation for the year ended September 30, 1995 and to the reference to us under the heading "Experts" in the Prospectuses, which are part of the Registration Statements.

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
December 21, 1995